                                                                    Exhibit 99.3

                                  [LOGO] Lpath


                              CONSULTANT AGREEMENT

        THIS CONSULTANT AGREEMENT ("Agreement") is entered into as of January 1, 2006 ("Effective Date"), by and between William Garland ("Consultant"), and Lpath, Inc., a Nevada corporation (the "Company"). In consideration of the retention of Consultant as a scientific consultant and independent contractor to the Company, and of the compensation received by Consultant from the Company, the Company and Consultant hereby agree as follows:

        1.      DESCRIPTION OF SERVICES.

                (a) CONSULTANT. Consultant will advise the Company as an independent contractor in areas of science relevant to the Company's business, including in the areas drug discovery and development, and such other areas as requested by the Company. In performing these services, Consultant will report to the Company's Chief Executive Officer. Consultant's title will be "Vice President, Development" or some other similar title, as the Company may from time to time decide upon, that contains the phrase "Vice President."

                (b) EXCLUSIVITY. Unless as otherwise agreed to in writing, Consultant will during the term of this Agreement, work exclusively with the Company on matters relating to (a) any composition of matter or method that is protected by (i) any Company trade secret or (ii) any Company intellectual property that is the subject of an issued patent or pending patent application, or (b) the use, research, or development, for any therapeutic, prophylactic, or diagnostic purpose of (i) any sphingolipid or sphingolipid metabolite, (ii) any lysophosphatidic acid or lysophosphatidic acid metabolite, or (iii) any component of their respective biosynthetic/metabolic pathways, as well as molecules that specifically interact with any these components (the "Field"). Consultant represents that (i) all of his current consulting or other business obligations, and (ii) all restrictions or policies of other entities with whom Consultant has a business relationship that may limit or restrict Consultant's consulting or other activities or impact rights to inventions or other technology resulting from such activities, are in no way conflicting with this Agreement. Consultant agrees that he has not entered into, and will not enter into, any written or oral agreement with any entity, company, or person that is or may be (or has the potential to be) a competitor of the Company in the Field (a "Competitor"). Consultant understands that while he is a Consultant to the Company, he is not to breach any obligation of confidentiality that he may have to others.

        2. TERM OF AGREEMENT AND TIME COMMITMENT. The consulting services provided under the terms of this Agreement will commence on January 1, 2006. This contract will end on December 31, 2007 (the "Term"), unless terminated earlier in accordance with this Agreement. Unless otherwise directed by the Company, Consultant will work a minimum of 36 hours per week on the Company projects during the term of this Agreement, and will generally be present at the Company's facilities four (4) days per week.

        3.      COMPENSATION.

                (a)     CASH COMPENSATION.

                        (i) BASE COMPENSATION. For all services rendered, Consultant will be paid $170,000.00 per year, calculated on a weekly basis for 52 weeks of 36 hours per week. Consultant will provide to the Company weekly accountings of his time and will be paid monthly, based on those accountings and the terms of this Agreement. The Consultant understands that he is not an employee or director of the Company, and that he is not entitled to receive any benefits offered by the Company to its employees or directors, including any employee benefit program, unemployment benefits, or otherwise. Consultant shall be responsible for reporting his activities to the relevant governmental agencies, and he understands that the Company will not withhold from his compensation hereunder any amount for payment of any federal, state, or local taxes that may be due as a result of Consultant's provision of services hereunder, and that the Consultant has sole responsibility to pay such taxes, if any, and to file such returns as may be required by applicable laws and regulations.

                        (ii) COMPENSATION FOR HOURS IN EXCESS OF 36 PER WEEK. Any hours in excess of 36 hours per week will first be offset against the Deficient Hour Accrual, which is understood to mean the accumulation, from previous weeks under this Agreement, of hours UNDER the 36-hour-per-week "threshold" that have yet to be offset against hours worked by Consultant in a week in excess of 36 hours. If the balance of the Deficient Hour Accrual is zero or has been fully offset, hours worked beyond 36 in one week will be compensated as follows: For the first 8 hours worked in excess of 36 per week, Consultant will be compensated at an hourly rate of $100 per hour. For hours in excess of 44 per week, Consultant will be compensated at an hourly rate of $150 per hour, it being understood that the Company reserves the right to direct Consultant to work no more than 36 hours per week, in which event Consultant shall not be entitled to be compensated for more than 36 hours per week.

                        (iii) DEFERRAL OF EXCESS HOURS. Consultant, at his discretion, may elect to defer any hours in excess of 48 hours per week to a future date to be applied to weeks when the Consultant works less than 36 hours. The Company may unilaterally defer 50% of those hours in excess of 48 per week to be applied to a future week when Consultant works less than 36 hours.

                (b) STOCK OPTIONS. The Company will recommend to its Board of Directors (the "Board") that Consultant be granted options to purchase 100,000 shares of the Company's common stock. The date of the grant will be determined by the date of the Board action, and the option exercise price will be equal to the fair market value on the grant date. The options will vest over 4 years, with a one-year cliff. The options will expire 10 years after the grant date.

                (c) OTHER COMPENSATION. At the Company's discretion, it may recommend to its Board that the Company grant Consultant additional compensation as follows:

                        (i) A restricted-stock grant of up to 30,000 shares of the Company's common stock after the Company's product candidate achieves initial entry into man during the Term.

                        (ii) Other discretionary compensation (in the form of either cash or stock options) may be considered in conjunction with grants to all executives for corporate achievements, such as corporate collaborations or strategic partnerships, achieved during the

Term. The amount of such additional compensation, if any, will be based on the value of the transaction and the relative contribution of any executive to the successful outcome, as determined by the Board.

                        (iii) TRAVEL COMPENSATION. Consultant will be paid $50 per hour for travel time while traveling on Company-authorized trips over 100 miles from both the Company's facility and from Consultant's home. Work performed at the site of travel or while traveling is considered part of Consultant's base 36 hour work week, and shall not be subject to this provision.

                (d) SOLE COMPENSATION. The fees and other compensation provided in this section 3 constitute Consultant's sole compensation for rendering services to the Company.

        4. INDEPENDENT CONTRACTOR. During the Term, Consultant's relationship with the Company shall at all times be that of an independent contractor, and nothing in this Agreement will be construed to create any agency or employer-employee relationship between the Company and Consultant. Except as expressly provided herein or as may otherwise be authorized in advance in writing by the Company, Consultant shall have no authority to act on behalf of or to enter into any contract, incur any liability or obligation, or make any representation on behalf of the Company. The Company agrees that during the term of this Agreement, or any extension or renewal thereof, Consultant may be employed by other persons, firms, or corporations; PROVIDED, HOWEVER, that the provisions of this Agreement will be strictly observed by Consultant with respect to such other persons, firms, or corporations. All such consulting or employment relationships must be disclosed in writing to the Company's Chief Executive Officer.

        Since Consultant shall not be an employee of the Company, it is understood that Consultant shall not be entitled to any of the benefits under the Company's retirement or group insurance plans or any other employee benefits. Consultant is solely responsible for all taxes, withholdings, and other similar local, state, U.S., or international statutory obligations, including, without limitation, workers compensation insurance, Social Security, federal, state or any other employee payroll taxes; and Consultant agrees to defend, indemnify, and hold the Company harmless from any and all claims made by any entity on account of an alleged failure by Consultant to satisfy any such tax or withholding obligations. In the performance of all services hereunder, Consultant will comply with all applicable laws and regulations.

        5. NON-COMPETITION. During the Term, and for a period of one year following the expiration or termination of this Agreement, Consultant agrees that he will not provide services as an owner, partner, shareholder, joint venturer, corporate officer, director, employee, consultant, principal, agent, trustee or licensor, or in any other similar capacity whatsoever, for any person, firm, partnership, association, corporation, business organization, entity, or enterprise that is, or is about to become, directly or indirectly, engaged in any business or program that competes directly with or is substantially similar to any business or program that the Company (or any subsidiary or affiliate of the Company) was involved in (or was in the planning or development stage) during the 120-day period immediately prior to Consultant's ceasing to provide services to the Company or any subsidiary or affiliate of the Company; such business or program shall include, but not be limited to, those directly involved with or relating to the Field (such involvement shall hereinafter be called "Competitive Activities").

        If, at any time during the period of TWO years following the expiration or termination of this Agreement, Consultant is involved in any Competitive Activities, then Consultant shall immediately notify the Company in writing of such involvement, including the name of the Business and the nature of Consultant's involvement, and Consultant agrees to fully respond to reasonable questions by the Company regarding such involvement and to provide such further assurances reasonably requested by the Company that Consultant is not and will not be in breach of the Proprietary Information and Inventions Agreement attached hereto as Exhibit A.

        6. NO CONFLICT WITH EXISTING AGREEMENTS. The Company hereby acknowledges that it does not desire to acquire from Consultant any secret or confidential know-how or information which Consultant may have acquired from others. Accordingly, Consultant represents and warrants that Consultant is free to divulge to the Company, without any obligation to, or violation of any right of others, any and all information, practice or techniques which Consultant will describe, demonstrate, divulge or in any other manner make known to the Company during Consultant's performance of services hereunder.

        7. CONSULTANT INVENTIONS. Consultant will promptly disclose and assign to the Company, or any persons designated by it, all improvements, inventions, formulae, processes, techniques, know-how and data, whether or not patentable, made or conceived or reduced to practice or learned by Consultant, either alone or jointly with others, during the period of his/her retention by the Company as a Consultant that (a) arises from or while providing services under this Agreement and which are related to or useful in the business of the Company, or (b) result from tasks assigned Consultant by the Company, or (c) are funded by the Company, or (d) result from use of equipment or premises owned, leased, or contracted for by the Company (all said improvements, inventions, formulae, processes, techniques, know-how and data shall be collectively hereinafter called "Inventions"). Such obligation to disclose Inventions shall continue for one year after expiration or termination of this Agreement with respect to anything that would be an Invention if made, conceived, reduced to practice, or learned during the Term.

        Consultant further agrees as to all Inventions to assist the Company at any time, and not just during the term of this Agreement, in any and all countries in connection with securing ,enforcing, defending, and maintaining such intellectual property protection as the Company deems reasonable, which assistance shall include the execution of documents, including those to acknowledge assignment to the Company or persons designated by it, of Consultant's entire worldwide right, title, and interest therein. In the event that the Company is unable for any reason whatsoever to secure Consultant's signature to any lawful and necessary document required to apply for or execute any patent application with respect to an invention(s) (including reissues, renewals, extensions, continuations, divisions or continuations in part thereof), Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents, as Consultant's agents and attorneys-in-fact to act for and in Consultant's behalf and instead of Consultant, to execute and file any such application and to do all other lawful acts to further the prosecution and issuance of patents thereon with the same legal force and effect as if executed by Consultant.

        8. NON-DISCLOSURE AND NON-USE. The parties acknowledge that the Company possesses and will possess information that has been created, discovered or developed by, or has otherwise become known to, the Company (including, without limitation, information created, discovered, invented, developed, or made known by or to Consultant arising specifically out of his retention as an Consultant by the Company), and/or in which property rights have been assigned or otherwise conveyed or disclosed to the Company, which information has commercial value in the business in which the Company is engaged or intends to engage. All of the aforementioned information is hereinafter called "Proprietary Information." By way of illustration, but not limitation, Proprietary Information includes Inventions, trade secrets, research results, processes, formulae, data and know-how, improvements, inventions, techniques, marketing plans, strategies, forecasts and customer lists. Proprietary Information also includes any information which the Company has received from a third party which the Company is obligated to treat as confidential or proprietary.

        All Proprietary Information shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patents and other rights in connection therewith. Consultant hereby assigns to the Company any and all worldwide rights, title, and interest Consultant may have or acquire in all Proprietary Information. At all times during his retention as a Consultant by the Company and at all times after expiration or termination of this Agreement, Consultant will keep in confidence and trust all Proprietary Information and will not disclose, sell, use, lecture upon, publish, or otherwise disseminate any bona fide or potential Proprietary Information without the prior written consent of the Company.

        9. COMPANY MATERIALS. All documents, data, records, apparatus, equipment, chemicals, molecules, organisms, and other physical property, whether or not pertaining to Proprietary Information, furnished to Consultant by the Company or a third party or produced by Consultant or others in the course of performance under this Agreement shall be and remain the sole property of the Company and shall be returned promptly to the Company, along with any copy, duplicate, or reproduction thereof, as and when requested by the Company. Should the Company not so request, Consultant shall return and deliver all such property upon expiration or termination of this Agreement for any reason, and Consultant will not take with him any such property or any reproduction of such property upon such expiration or termination.

        10. COMPANY PROPERTY. All Proprietary Information, and all title, patents, patent rights, copyrights, mask work rights, trade secret rights, and other intellectual property and rights anywhere in the world (collectively "Rights") in connection therewith, shall be the sole property of the Company. Consultant hereby assigns to the Company any Rights Consultant may have or acquire in such Proprietary Information. At all times, both during the term of this Agreement and after its expiration or termination, Consultant will keep in confidence and trust and will not use or disclose any Proprietary Information without the prior written consent of an officer of the Company .

        11. NON-SOLICITATION. Consultant acknowledges and agrees that the Company's employees and its staff relationships with such employees are valuable assets. Therefore, Consultant further agrees that during the term of this Agreement and for a two-year period following expiration or termination of this Agreement, he will not, as principal, independent contractor, partner, member, employer, agent, consultant, shareholder, investor, or in any other individual or representative capacity whatsoever: directly or indirectly solicit, raid, entice, or induce any employee or consultant of the Company to be employed by any person, firm, or corporation.

        12. TERMINATION. The initial term of this Agreement will be through December 31,

2007. At the Company's option, this Agreement will also terminate upon notice to Consultant in the event of Consultant's inability for any reason to perform Consultant's services. Upon such termination of this Agreement or upon expiration of the term of this Agreement, the Company's obligation to pay any compensation, except for services or expenses already accrued or incurred under
Section 2, will immediately cease and terminate.

        Termination of this Agreement for any reason will not affect Consultant's obligations under Sections 4, 5, 7, 8, 9, 10, 11, 16, and 17, which Sections shall survive expiration or termination of this Agreement.

        (a) TERMINATION WITHOUT CAUSE OR BY CONSULTANT. If the Company terminates this Agreement without Cause (defined below in section 12(c)) prior to December 31, 2007, Consultant will be paid $100,000.00 within 30 days of termination, and all stock options that would otherwise have vested prior to the end of this agreement will immediately become vested. A condition precedent to the Company's obligation to fulfill the payment and vesting obligations in this
Section 12(a) shall be Consultant's execution of a full and complete release of all claims against the Company, its Board, officers, agents, and affiliates in reasonable form as provided by the Company. If Consultant terminates this Agreement by providing notice to the Company, which termination shall be effective immediately, Consultant's right to further compensation, including the receipt of stock, vesting of stock options, etc. shall cease immediately upon termination.

        (b) TERMINATION FOLLOWING CHANGE OF CONTROL. If the Company (or its successor or assignee) terminates this Agreement without Cause within 18 months (or such shorter period representing the balance of the term of this Agreement) following a change of control at the Company, Consultant will be paid $170,000 within 30 days of termination, and all unvested stock options granted to Consultant will immediately become vested. A condition precedent to the Company's obligation to fulfill the payment and vesting obligations in this
Section 12(b) shall be Consultant's execution of a full and complete release of all claims against the Company, its Board, officers, agents, and affiliates in reasonable form as provided by the Company. For purposes of this Agreement, "CHANGE OF CONTROL" shall mean (a) the Company is party to a merger or consolidation whereby the Company is NOT the surviving entity and whereby the transaction results in the voting securities of the Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving or another entity) at least fifty (50%) percent of the combined voting power of the voting securities of the Company or such surviving or other entity outstanding immediately after such merger or consolidation; or (b) the sale or disposition of all or substantially all of the Company's assets (or consummation of any transaction having similar effect).

        (c) TERMINATION FOR CAUSE. If Consultant is terminated for Cause, Consultant will not be entitled to additional compensation due to the termination, effective immediately as of the date the Company provides Consultant notice of such termination. Stock option vesting will cease at the date of notice of such termination. For purposes of this Agreement, "CAUSE" shall mean (i) gross negligence or willful misconduct in the performance of duties to the Company where such gross negligence or willful misconduct has resulted or is likely to result in substantial and material damage to the Company or its subsidiaries; (ii) repeated absence from the Company that in the reasonable judgment of the Company is unjustified; (iii) a material or willful violation of any federal or state law which results or is likely to result in substantial and material harm to the company or its standing and reputation; (iv) commission of any act of fraud with respect to the Company; (v) conviction of a felony or a crime involving moral turpitude causing material harm to the standing and reputation of the Company, or (vi) during the Term Consultant provides services to a Competitor, in each case as determined in good faith by the Board. The Company and Consultant agree that any disagreement regarding the propriety of such a Termination for Cause will be submitted to a mediator, whose decision will be considered binding by both parties. The mediator will be selected by mutual agreement between the Company and the Consultant.

        13. RESPONSIBILITY OF CONSULTANT. Except for purposes of Section 12, the Company agrees not to hold Consultant responsible for any inaccuracies, errors, or omissions in the information or advice given, or for loss or damage resulting for the use of such information or advice given.

        14. REMEDIES. Consultant acknowledges and agrees that a breach of this Agreement will result in immediate, irreparable, and continuing damage to the Company for which there will be no adequate remedy at law; and agrees that in the event of any such breach or violation or any threatened or intended breach or violation of this Agreement, the Company and its successors and assigns will be entitled to temporary, preliminary and permanent injunctive relief and/or restraining orders enjoining and restraining such breach or violation or such threatened or intended breach or violation and/or other equitable relief (without needing to post any bond or other security) in addition to such other and further relief as may be proper.

        15. AMENDMENTS; WAIVERS; NOTICES. This Agreement may be modified, amended, or supplemented only by a written instrument duly executed by Consultant and an officer of the Company, with proper approvals from the Company's Board of Directors. No term or condition or the breach thereof will be deemed waived, unless it is waived in writing and signed by the party against whom the waiver is claimed. Any waiver or breach of any term or condition will not be deemed to be a waiver of any preceding or succeeding breach of the same or any other term or condition. The failure of any party to insist upon strict performance of any term or condition hereunder will not constitute a waiver of such party's right to demand strict compliance therewith in the future. Any notice given by one party to the other pursuant to this Agreement shall be in writing and shall be deemed to have been effectively given (i) upon receipt when delivered personally, (ii) one (1) day after sending when sent overnight by a nationally recognized overnight courier (E.G., FedEx), or (iii) five (5) days after mailing when sent by certified U.S. mail, postage prepaid, to the following address:

        If to the Company:          Lpath, Inc.
                                    Attn: Scott Pancoast
                                    6335 Ferris Sq., Suite A
                                    San Diego, CA 92121

        If to Consultant, the address set forth below his signature.

        16. GOVERNING LAW; JURISDICTION AND VENUE. This Agreement will be governed by and construed in accordance with the laws of the State of California, without regard to principles of conflicts of law. Except as otherwise expressly provided in this Agreement, the parties agree that any dispute regarding the interpretation or validity of this Agreement will be subject to the exclusive jurisdiction of the state and federal courts in and for the County of San Diego, California, and each party hereby agrees to submit to the personal and exclusive jurisdiction and venue of such courts.

        17. ARBITRATION. Except as otherwise expressly provided in this Agreement, Consultant and the Company hereby agree to submit to final and binding arbitration relating to: (i) any and all disputes arising out of or relating to this Agreement its interpretation, enforcement, breach, or performance hereunder, including the provision of services rendered under its terms, or (ii) termination of Consultant's services hereunder. Any arbitration shall be conducted in San Diego, California and shall be before a single, neutral arbitrator selected by the parties, in accordance with the rules of the American Arbitration Association (the "AAA") for Employment Disputes. If the parties are to be unable to agree on a single neutral arbitrator, the arbitrator shall be selected pursuant to the AAA rules. The arbitrator shall have the power to enter any award that could be entered by a judge of a trial court of the State of California, and only such power, and shall follow the law. The parties agree to abide by and perform any award rendered by the arbitrator. The arbitrator shall issue the award in writing and therein state the essential findings and conclusions on which the award is based. Judgment on the award may be entered in any court having jurisdiction thereof. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute, or other matter in question would be barred by the applicable statute of limitations. This agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law, and shall be in accordance with the procedures established for arbitration in the California Code of Civil Procedure. Both Consultant and the Company understand that by agreeing to arbitrate their disputes, they are giving up their right to have their disputes heard in a court of law and, if applicable, by a jury. The Company would bear the costs of the arbitrator, the forum, and any filing fees for any arbitration initiated by the company, or any arbitration initiated by Consultant where Consultant is the prevailing party. If the Company prevails in an arbitration initiated by Consultant, the parties shall equally share the costs of the arbitrator, the forum, and any filing fees. Each of Consultant and the Company shall bear its own respective attorney's fees and all other costs, unless otherwise required or allowed by law and awarded by the arbitrator. This provision shall survive termination of this Agreement.

        18. COUNTERPARTS. This Agreement may be executed in multiple copies, each of which will be deemed an original and all of which will constitute a single agreement binding on all parties.

        19. ENTIRE AGREEMENT. This Agreement (together with documents and agreements entered into herewith) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements have been made by any party, or any one acting on behalf of any party, that are not embodied in this Agreement with respect to the subject matter hereof.

        20. REPRESENTATION. By executing this Agreement, Consultant acknowledges that he understands and agrees that he has been encouraged, and had the opportunity to, consult with his/her own personal attorney in connection with this Agreement.

        21. ASSIGNMENT. Due to the personal nature of the consulting services to be rendered by Consultant hereunder, Consultant may not assign this Agreement, in whole in part, or any of his rights or obligations hereunder, except that Consultant may assign his right to receive compensation hereunder for purposes of estate planning. The Company may assign its rights and obligations hereunder without restriction. Subject to the foregoing, this Agreement will inure to the benefit of and be binding upon each of the heirs, assigns, and successors of the respective parties.

        22. SEVERABILITY. If any provision of this Agreement shall be declared invalid, illegal, or unenforceable, such provision shall be modified to the extent necessary to render it compliant with applicable law, and, to the extent it cannot be so modified, such provision shall be severed from this Agreement and the remaining provisions shall continue in full force and effect.



                [Remainder of This Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


    CONSULTANT                                     THE COMPANY

                                                   LPATH, INC.
                                                   a Nevada corporation

                                           By:
----------------------------------            ----------------------------------
    Signature                                      Signature


    William Garland                            Scott Pancoast, President & CEO
----------------------------------            ----------------------------------
    Printed Name                                   Printed Name and Title


----------------------------------            ----------------------------------
    Date                                           Date





                    [SIGNATURE PAGE TO CONSULTANT AGREEMENT]